Exhibit 10.2

     LOAN AGREEMENT

  June 8, 2001


Park Pharmacy Corporation         Dougherty's Pharmacy, Inc.
Attention: Mr. Thomas R. Baker,   Attention: Mr. Thomas R. Baker,
President                         President
10711 Preston Road, Suite 250     10711 Preston Road, Suite 250
Dallas, Texas 75230               Dallas, Texas 75230

RX-Pro.Com, Inc.                  Ravens Pharmacy, Inc.
Attention: Mr. James W. Moncrief, Attention: Mr.  Thomas R. Baker,
President                         President
10711 Preston Road, Suite 250     10711 Preston Road, Suite 250
Dallas, Texas 75230               Dallas, Texas 75230

Total Pharmacy Supply, Inc.       Park Infusion Services, LP
Attention: Mr. Thomas R. Baker,   Attention: Mr. Thomas R. Baker
President
10711 Preston Road, Suite 250     10711 Preston Road, Suite 250
Dallas, Texas 75230               Dallas, Texas 75230

MJN Enterprises, Inc.             Park-Medicine Man, LP
Attention: Mr. Thomas R. Baker,   Attention: Mr. Thomas R. Baker,
President                         sole manager of the general
                                  partner
10711 Preston Road, Suite 250     10711 Preston Road, Suite 250
Dallas, Texas 75230               Dallas, Texas 75230

Gentlemen:

     This Loan Agreement (the "Loan Agreement"), when countersigned by an authorized officer or representative of each entity, Park Pharmacy Corporation ("Park"), a Colorado corporation, Dougherty's Pharmacy, Inc. ("Dougherty"), a Texas corporation, RX-Pro.Com, Inc. ("RX"), a Texas corporation, Ravens Pharmacy, Inc. ("Ravens"), a Texas corporation, Total Pharmacy Supply, Inc. ("Total"), a Texas corporation, Park Infusion Services, LP ("PIS"), a Texas limited partnership, MJN Enterprises, Inc. ("MJN"), a Texas corporation and Park-Medicine Man, LP ("PMM"), a Texas limited partnership, (hereinafter for convenience sometimes collectively, jointly or singly referred to as "Borrower"), will set forth the terms of a multiple obligation credit facility by and between Borrower and BANK OF TEXAS, N.A.("Bank").

1. Credit Facility. Subject to the terms and conditions set forth in this Loan Agreement and the other agreements, instruments and documents evidencing, governing, and/or pertaining to the

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Loan, as hereinafter defined (collectively, together with the
Loan Agreement, referred to hereinafter as the "Loan Documents"), which includes but is not limited to execution of all required documentation, payment of all fees, costs and expenses of Bank, and tender of all enumerated documentation relating to each Borrower, Bank hereby agrees to provide to Borrower the credit facility hereinbelow described (the "Credit Facility") and more particularly set forth in the Loan Documents:

     a. $7,000,000.00 Revolving Line of Credit. Subject to the terms and conditions set forth herein and satisfaction of all of Borrower's obligations under the Loan Documents, Bank agrees to lend to Borrower on a revolving basis from time to time during the period commencing on the date hereof and continuing through December 31, 2001, the maturity date of the $7,000,000.00 Revolving Line of Credit Note (the "Revolving Line of Credit Note"), such amounts as Borrower may request hereunder; provided, however, (i) the total principal amount outstanding at any time shall not exceed $7,000,000.00 (the "Revolving Line of Credit" or the "Maximum LOC Commitment Amount") as same may be reduced by the amount of each Acquisition Note as provided below, and (ii) notwithstanding anything to the contrary herein, amounts outstanding on the Revolving Line of Credit Note and all other debt of Borrower under this Credit Facility shall not exceed the Borrowing Base Amount. Subject to the terms and conditions of the Revolving Line of Credit, Borrower may borrow, repay and reborrow amounts thereunder. Collateral for the Revolving Line of Credit Note shall be a first and prior lien and security interest in and to all assets of Borrower and any future subsidiaries or affiliates of Park. The sums advanced under the Revolving Line of Credit Note shall be used by the Borrower to provide (i) working capital support for Borrower, (ii) refinancing of existing debt owed by any one or more of the entities comprising Borrower, including without limitation part or all of the amounts owed by members of Borrower to Bank under a prior credit facility hereafter referred to as the "August 10, 2000 Credit Facility," and (iii) any future acquisitions.

     b. $900,000.00 Term Note. Subject to the terms and conditions set forth herein and satisfaction of all obligations of the Borrower in the Loan Documents, Bank agrees to lend Borrower on a term basis beginning on the date hereof and continuing through December 1, 2001, in a single advancement the amount of $900,000.00. This Note (the "Term Loan" or "Term Note") will provide accrued interest payable monthly and a monthly principal payment in the amount of $150,000.00. The entire Note will mature on December 1, 2001. Collateral for the Term Loan shall include not only equipment, but accounts receivable, inventory, general intangibles, payment intangibles and all other assets of Borrower as defined below. No leased or third party owned equipment shall be

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          included in "assets of Borrower."  The monies advanced
          on the Term Note will be used by Borrower to refinance a portion of existing debt owed by any one or more of the entities comprising Borrower, including without limitation part or all of the amounts owed by members of Borrower to Bank under the August 10, 2000 Credit Facility.

     c. Provisions for Acquisition Financing. For any advance under the Revolving Line of Credit Note for an acquisition, Borrower shall pay Bank a fee of three-fourths of one percent (.75%) the amount drawn to fund each such acquisition. This fee shall be payable in cash at the date of closing of each acquisition to the extent of the amount funded under the Revolving Line of Credit Note. No such fee shall be payable with respect to working capital or other advances. For any acquisition financed under the Revolving Line of Credit Note, Borrower shall deliver to Bank within one hundred and eighty (180) days of the date of the closing of such acquisition a separate sixty (60) month fully amortizing term loan promissory note (an "Acquisition Note") with a principal amount equal to that amount funded under the Revolving Line of Credit Note for the purposes of that acquisition. Interest on each Acquisition Note shall be the same rate of interest as stated in the Revolving Line of Credit Note. Each such note shall hereinafter be referred to as an "Acquisition Note" and the amounts of indebtedness due from Borrower to Bank and all compliance certificates to be made by Borrower to Bank under the terms of this Agreement shall include the principal amount of each such Acquisition Note. Bank and Borrower anticipate that in the near future the first Acquisition Note will be made. The form of that initial note shall be substantially similar to the attached Exhibit "E" with a projected original principal amount of $4,149,211.00.

     d.   The two (2) notes identified in 1.a. and 1.b.
          above and any additional note made by the Borrower in satisfaction of c. above (which collectively with the two (2) notes described above are the "Notes") will provide that the Notes are cross-collateralized and cross-defaulted. As Borrower meets its obligations under the Revolving Line of Credit Note and refinances the acquisition cost of the transaction with the proceeds of a term note as provided above, Borrower shall execute and deliver to Bank any and all other collateral documentation in form and substance to the satisfaction of the Bank and pay all costs and expenses of Bank incurred thereby, including without limitation Borrower shall deliver in addition to an Acquisition Note; (i) a written pledge and security agreement (substantially in the form of the pledge and security agreements to be executed to secure the Revolving Line of Credit Note granting a lien and security interest on all assets so acquired, (ii) execution and delivery of all necessary financing statements or other documentation or agreements required by Bank to perfect a


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          first and prior security interest in the Additional
          Collateral, (iii) if applicable, evidence of the authorization and binding effect of that future subsidiary's proffered performance under those new agreements and/or documents, and (iv) payment of all Bank's costs, including without limitation the .75% fee described in 1.c. above and all reasonable attorney's fees and expenses.

All advances under the Notes and the amounts from time to time outstanding shall be collectively called the "Loan". Bank reserves the right to require Borrower to give Bank not less than three (3) Business Days' prior written notice of each requested advance under the Revolving Line of Credit Note not advanced at closing and any subsequent request for an advance under the Revolving Line of Credit, specifying (i) the aggregate amount of such requested advance and providing evidence of or the particulars establishing Borrower's eligibility under the Borrowing Base, all as more particularly set forth in the Revolving Line of Credit Note and/or the Acquisition Note, and
(ii) the requested date of such advance, with such advances to be requested in a written form satisfactory to Bank.

2.   Promissory Notes.   The Loan shall be evidenced initially by
two (2) promissory notes (together with any renewals, extensions, modifications, and/or increases thereof, if any [and none is committed by Bank], the "Revolving Line of Credit Note," and the "Term Note" respectively, with each Note providing for joint and several liability, duly executed by an authorized officer and/or representative of each entity of Borrower and payable to the order of Bank), in the stated aggregate principal amount of up to $7,900,000.00 (the "Commitment Amount"), and otherwise in form and substance acceptable to Bank. Interest on the two (2) Notes and any subsequently executed Acquisition Note shall accrue at "Wall Street Journal Prime." The principal of and interest on the Notes comprising the Loan and any subsequent refinancing of a portion of the Revolving Line of Credit Note by an Acquisition Note shall be due and payable in accordance with the terms and conditions set forth in each of the Notes and in this Loan Agreement.

3.   Collateral.    As collateral and security for the
indebtedness evidenced by the Notes and any and all other indebtedness or obligations related to or arising under the Notes (collectively the "Indebtedness"), Borrower has pledged and assigned to Bank, its successors and assigns, a first and prior lien and security interest in the following property or property interests of Borrower as follows:

     a. Revolving Line of Credit Note: (i) all assets including accounts receivable, inventory, accounts, securities, fixed assets and general intangibles and payment intangibles of each of the entities comprising Borrower and (ii) all accounts receivable, inventory, cash and all other tangible personal property of Borrower, including without limitation, insurance policies thereto and all proceeds therefrom together with warranties, service contracts and proceeds therefrom (the "LOC


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          Collateral"), more particularly described in those
          eight (8) certain Pledge Agreements or Pledge and Security Agreements dated of even date herewith, executed as appropriate, by Park, Dougherty, RX, Ravens, Total, PIS, MJN and PMM to or for the benefit of Bank (each hereafter referred to as a "Pledge Agreement"). Borrowers agree to execute such other agreements and documents as Bank shall deem appropriate and otherwise require from time to time to more fully create and perfect Bank's first and prior liens and security interests in the LOC Collateral. Borrower confirms that each entity comprising Borrower owns the LOC Collateral free and clear of all security interests and liens of any type after closing and the payoff of any loan balance of Borrower then outstanding, as applicable.

     b. Term Note: All the LOC Collateral shall also be Collateral for the Term Note (the "Term Note
          Collateral").

     c.   Acquisition Note (if any):    (i) All assets not
          leased or licensed (but including all contractual rights thereto) acquired by Borrower in connection with any acquisition financed by means of advance under the Acquisition Note and (ii) all the Collateral securing the Revolving Line of Credit Note described above.
     d. Guaranty Agreements: If in accomplishing an acquisition, Park elects to hold the assets so acquired in a subsidiary or other affiliate, then, as part of the requirements discussed above, Borrower further agrees to provide to Bank a new pledge and security agreement, in respect of the assets acquired in that financing, and, if Bank so requires, a separate written guaranty agreement (each hereafter referred to as a "Guaranty") substantially in form of the attached Exhibit "B" or as otherwise required by Bank in its sole discretion by each future subsidiary and/or affiliate of Park. Each Guaranty will remain in effect until the Notes and all costs and expenses due therein are fully paid. Each Guaranty shall expressly provide that the Bank will be entitled to proceed to enforce its rights in the Additional Collateral against one or more Guarantors without proceeding against any one or all of the entities comprising the Borrower, any other Guarantor, or in any combination thereof, or in respect of any other collateral which secures the Credit Facility in such manner, time and sequence as the Bank shall determine in its sole and absolute discretion.

     e.   Cross-collateralization and cross-default: The
          Notes and any other obligation of Borrower to Bank shall provide that all collateral for all of the Notes are also collateral for every other Note, and also state that a default in the payment of one Note or in the performance of Borrower's or any other party's obligations under the Loan Documents associated thereto shall also be a default under the provisions of every other Note.

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     f.   Definitions: The following definitions shall apply
          to the Loan Documents and the terms and provisions thereof.

               (i)  "Accounts Receivable"    Any present or
               future right to receive payment as shown on the books and records of Borrower, including without limitation accounts receivable established in the ordinary course of business, contract rights evidencing a debt or obligation of a third party not an Affiliate (defined herein), a tax refund due to Borrower based on a filed tax return, or any other account, chattel paper or document which evidences a right of Borrower to receive payment from a third party, not an Affiliate of Borrower.

               (ii) "Additional Collateral" Any future item of personal property or personal property right, interest, account receivable or other eligible asset not encompassed within the definition of Collateral as at the date of this Loan as to which Borrower grants Bank a security interest to secure Borrower's obligations hereunder and/or to increase the Borrowing Base Amount or "Borrowing Base" all as defined herein.

               (iii)     "Affiliate"  Any partnership, joint
               venture, company, association or other entity related to Borrower by common ownership.

               (iv) "Assets of Borrower"     Those assets which
               are not leased or licensed (but as to any such lease or licensed assets all contractual rights of use thereto) which are owned by Borrower, whether real or personal, or in any form mixed, together with all insurance coverages and/or proceeds, warranties, intangible rights or use and all intellectual property, goodwill, trademark, service mark, patent, license or contractual right in any manner related thereto or associated therewith.

               (v) "Borrowing Base Amount or "Borrowing Base" That amount which is equal to two and three-fourths (2-3/4) times the total of the trailing twelve (12) months proforma EBITDA of Borrower plus an amount equal to the trailing twelve (12) months proforma EBITDA of any entity or assets purchased by Borrower by means of an advance on the Revolving Line of Credit Note, or otherwise acquired by stock purchase, merger transaction, master lease arrangement or other similar transaction. Proforma EBITDA to determine the "Borrowing Base" or "Borrowing Base Amount" may include, with prior written Bank approval on a case

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


               by case basis, certain add-backs associated with a particular acquisition or other accounting adjustments reasonably related thereto.

               (vi) "Contra Accounts" Any account receivable where Borrower has a corresponding account payable. Stated differently, any situation where there are mutual accounts receivable and accounts payable existing between Park, Dougherty, RX, Ravens, Total, PIS, MJN, PMM or any future subsidiary or affiliate of Park in respect of inter-company obligations as well as any obligations with a third party.

               (vii)     "Government Accounts"    Any account
               receivable from any governmental agency which is not a "pre-approved Medicare/Medicaid account." Included within this definition would be any Medicare account based upon assignments for durable goods, "walk-in" accounts or other accounts subject to governmental audit.

               (viii)    "Guarantor"    Any future subsidiary or
               affiliate of Park which executes and delivers to Bank a written guaranty of the Credit Facility and a pledge agreement granting a first and prior security interest in certain of its personal property which is eligible LOC Collateral.

               (ix) "Ineligible Accounts Receivable"   Any
               account receivable more than ninety (90) days outstanding for any account other than a Medicare account, and for any Medicare account more than one hundred and fifty (150) days old and any account receivable required to be subtracted from total accounts receivable in accordance with the requirements of Schedule 1 to Exhibit "A" attached to this Agreement.

               (x)  "Eligible Accounts Receivable"     Eighty
               percent (80%) of any account receivable which is not an Ineligible Account Receivable as defined above expressed on the basis of book value of each account according to the books and records of each Borrower.

               (xi) "Eligible Inventory" Those items held for sale to third parties not otherwise held for or as consigned goods as reflected on the books and records of Borrower at fifty percent (50%) of FIFO, cost basis accounting method applying generally accepted accounting principles ("GAAP").

               (xii)     "Eligible Equipment"       All equipment
               and other fixed assets actually owned by Borrower valued as carried on the books and records of that owning entity at fifty percent (50%) of the depreciated book value at cost of all such eligible items.

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               (xiii)    "Additional Collateral"  Collateral
               which is satisfactory to the Bank and of the same type, character and quality originally pledged to secure the Credit Facility, but excluding any Collateral pledged for the Term Note, originally pledged for the Revolving Line of Credit, any asserted value for any Guaranty or any Collateral which Borrower and/or Borrower's future subsidiaries do not own and cannot provide a first and prior perfected security interest to Bank.

               (xiv)     "EBITDA" or "adjusted EBITDA" On a
               consolidated basis of all entities comprising Borrower, the amount of earnings before interest, taxes, depreciation and amortization determined in accordance with generally accepted accounting principles on a consistent basis. "Adjusted EBITDA" or "adjusted EBITDA" shall mean the EBITDA with adjustments requested by Borrower and approved by Bank in accordance with the terms hereof.

4.   Loan Administration Matters
     ---------------------------

      a. Mandatory Reduction. During the term the Loan is outstanding at any time the amount advanced and outstanding on either the Revolving Line of Credit Note is in excess of any of the conditions stated below, Borrower shall immediately make a payment on the Loan within five (5) business days in an amount sufficient to reduce the outstanding balance of the Revolving Line of Credit Note to an aggregate amount equal to or less than the Borrowing Base, or Borrower shall cause to be pledged to the Bank Additional Collateral in an amount dictated by the then facts and in form reasonably satisfactory to the Bank. Upon any party obtaining knowledge that Borrower is not in compliance with the Borrowing Base, Borrower shall not be entitled to any further advances on the Revolving Line of Credit Note nor entitled to require Bank to refinance any portion thereof by means of an Acquisition Note until such time as Borrower has made the payment provided above or pledged Additional Collateral in an amount and manner satisfactory to the Bank to a level of compliance. Payment of the required amount to bring the outstanding balance of the Revolving Line of Credit Note into compliance with the provisions of this Agreement shall be made on or before five (5) business days after the date Borrower shall have filed a report with Bank hereunder reflecting that set of facts. Any action by Borrower to pledge Additional Collateral to conform with the provisions hereof shall not increase the
          Maximum LOC Commitment Amount.   The total amount of
          the indebtedness owed by Borrower to Bank under the Notes shall never exceed the Borrowing Base.

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     b.   Advancement on Term Note.  Borrower shall be entitled
          to one (1) advance on the Term Note in the amount and based upon and subject to the provisions of paragraph 1(b), above. The amount of advancement to the Term Note shall be $900,000.00.

5.   Representations and Warranties.    Park, Dougherty, RX,
Ravens, Total, PIS, MJN and PMM hereby jointly and severally represent and warrant, and upon each request for an advance under the Credit Facility further so represent and warrant, to Bank as follows:

     a.   Binding Obligations.      The execution, delivery,
          and performance of this Loan Agreement and all of the other Loan Documents by Borrower, and where applicable by each Guarantor, constitute legal, valid and binding obligations of Borrower and where applicable of each Guarantor, enforceable in accordance with the respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

     b.   No Consent.    The execution, delivery and
          performance of this Loan Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, do not (i) conflict with, result in a violation of, or constitute a default under any law, governmental regulation, court decree or order applicable to Borrower, or (ii) require the consent, approval or authorization by any third party, other than the action to be taken by each Guarantor in executing and delivering a Guaranty and a Pledge Agreement as provided above.

     c. Financial Condition. Each financial statement of Borrower and of any future subsidiary of Park agreeing to be a Guarantor supplied to the Bank fairly discloses and presents in all material respects Borrower's and/or each of Park's subsidiary's respective financial condition as of the date of each such statement. There has been no material adverse change in such financial condition or results of operations of Borrower subsequent to the date of the most recent financial statements supplied to the Bank. In the event any obligation of Borrower hereunder is subsequently additionally secured by a Guarantor, each Guarantor shall make the foregoing representations and warranties regarding its financial statements for the relevant periods addressed thereby.

     d.   Litigation.    There are no actions, suits or
          proceedings, pending or, to the knowledge of Borrower, threatened against or affecting Borrower, or the property of Borrower and/or of a Guarantor, if applicable, before any court or governmental department, commission or board, which, if determined adversely

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


          to Borrower and/or any Guarantor, if applicable, would have a material adverse effect on the financial condition, properties, or operations of Borrower, any subsequent affiliate and/or any Guarantor.

     e. Taxes; Governmental Charges. Borrower and, if applicable, each Guarantor have filed all federal, state and local tax reports, applications, and returns required by any law or regulation to be filed by Borrower (and if applicable by a Guarantor) and each filing party has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

     f.   UCC Matters.   Borrower warrants and represents that
          the information detailing Borrower's business location and the location of all assets pledged to secure the Credit Facility hereby are as listed on Exhibit "D". Borrower further commits to immediately apprise Bank no later than thirty (30) days following any change of the information set forth below and to execute all documents and pay all costs and expenses to be incurred by Bank in connection with any additional steps which may be required to perfect and/or continue the perfection of the security interests and liens granted hereby.

6. Conditions Precedent to Advances. Bank's obligation to make any advance under this Loan Agreement relating to any one of the two (2) Notes initially made, to any Acquisition Note or under the other Loan Documents shall be subject to the conditions precedent that, as of the date of such advance or loan and after giving effect thereto (i) all representations and warranties made to Bank in this Loan Agreement and the other Loan Documents shall be true and correct, as of and as if made on such date, (ii) no material adverse change in the respective or consolidated financial condition of Borrower (and a Guarantor, if applicable) since the effective date of the most recent financial statements furnished to Bank by Borrower shall have occurred and be continuing, (iii) no event has occurred and is continuing, or would result from the requested advance, which with notice or lapse of time, or both, would constitute an Event of Default (as hereinafter defined), (iv) Bank has received all Loan Documents appropriately executed by Borrower and all other proper parties and Borrower has paid any and all fees and expenses due Bank hereunder, and (vi) Borrower has submitted all required certificates and other documentation to request an initial or subsequent (where, when and to the extent permitted) advance on the Credit Facility and to meet all reporting obligations hereunder.

7.   Affirmative Covenants.   Until (i) the Note and all other
obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and
(ii) the Bank has no further commitment to lend hereunder, Borrower agrees and covenants that Borrower will, unless Bank shall otherwise consent in writing:

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



     (a) Monthly Financial Statements. As soon as available, and in any event within thirty (30) days after the end of each of the months of each fiscal year of Borrower, Borrower will provide Bank a separate financial report for the immediate past month ending for Park, Dougherty, RX, Ravens, Total, PIS, MJN, PMM and each
          Guarantor, if any.   Each report will contain a copy of
          an unaudited financial report of those eight entities and any subsequently acquired entity as of the end of such month and for the portion of the fiscal year then ended, containing balance sheets, statements of income, statements of retained earnings, statements of changes in financial position and cash flow statements, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by the respective chief financial officer of Borrower to have been prepared in accordance with generally accepted accounting principles ("GAAP") and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Park, Dougherty, RX, Ravens, Total, PIS, MJN, and PMM and each Guarantor, if any, at the date and for the periods indicated therein;

     (b) Quarterly Consolidated Financial Statements. Within forty-five (45) days of the end of each fiscal quarter, Borrower shall provide a quarterly consolidated financial statement for Park and any future subsidiary of Park. Each such quarterly report shall summarize the prior quarterly end balances and contain all such detail as is provided in the monthly financial statements summarized for the quarter and reflected on a consolidated basis for Borrower and any future subsidiary or affiliate of Park, all in reasonable detail prepared by an outside CPA and certified by the respective chief financial officer of Borrower. Each such summary shall be prepared in accordance with generally accepted accounting principles and fairly and accurately present the financial condition and results of operations of the Borrower on a consolidated basis for that quarter ending;

     (c) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower beginning with the fiscal year ended June 30, 2001, Borrower will provide Bank a copy of the annual audited consolidated financial statements for each entity comprising Borrower and any Guarantor for such fiscal year containing balance sheets, income statements, statements of retained earnings, statements of changes in financial position and cash flow statements, as at the end of each such fiscal year and for the twelve
          (12) month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing acceptable to the Bank, to the effect that such report has been prepared in accordance with GAAP. Borrower commits to pay on the Term Note quarterly, only and for so long as it remains outstanding, an amount equal to fifty percent (50%) of the net operating income adjusted downward by all amounts of debt service paid on this Credit Facility. All such sums shall be due thirty (30) days from quarter end commencing with the quarter ending June 30, 2001;

     (d) Borrowing Base Certificate. Furnish to the Bank, within thirty (30) days of the end of each month, a Borrowing Base Certificate (in the form of Exhibit "A" to this Agreement) for the previous month end, together with a monthly listing and aging of accounts receivable which includes a complete and correct list of the account debtors, their addresses and the amount owing to Borrower and/or each Guarantor, if applicable, by each such account debtor;

     (e) Compliance Certificate. Furnish to Bank at its request, but no less frequently than forty-five (45) days from the end of each fiscal quarter a covenant Compliance Certificate expressly setting forth the Borrower's position in respect of all financial covenants set forth herein, save and except that the Borrower shall provide a Compliance Certificate setting forth the Consolidated Debt Service coverage ratio on a monthly basis.

     (f) Inventory Schedule. Furnish to the Bank, at its request, but no less frequently than annually, beginning June 30, 2001, on or before thirty (30) days from the end of the fiscal year end period, a schedule of all inventory in a form satisfactory to the Bank;

     (g) Listing of Accounts Payable. Furnish to the Bank, at its request, a listing and aging of accounts payable of the Borrower and, if applicable, each Guarantor;

     (h) Certificate of No Default. Furnish to the Bank, within thirty (30) days of the end of each month, a separate Certificate of No Default signed by a representative of each entity comprising Borrower in the form of Exhibit "D" attached hereto and incorporated by reference to the effect that to the best of his knowledge and after reasonable investigation no Event of Default (as hereinafter defined) has occurred hereunder or under any other agreement to which the Borrower is a party or by which it is bound or by which any of its properties or assets may be affected and the default thereunder is material to Borrower's financial condition, and no event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default has occurred and is continuing;

     (i) Notice of Default. Give notice to the Bank immediately in writing of the occurrence of any Event of Default and each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, any change in the name or address of the Borrower, any change in name, identity or Borrower structure, and any uninsured or partially uninsured loss through fire, theft, liability or property damage, except deductible amounts;

     (j) Notice of Litigation. Promptly give notice to the Bank of all litigation and all proceedings before governmental or regulatory agencies affecting the Borrower or any future subsidiary of Park, excepting only litigation or proceedings not materially affecting the operations or financial condition of the Borrower and/or of each Guarantor or Affiliate;

     (k) Notice of Material Adverse Effect. As soon as possible and in any event within five (5) days after the occurrence thereof, provide written notice of any matter that could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or, if applicable, a Guarantor;

     (l)  Guarantor Financial Statements.  Furnish to the
          Bank, within ninety days of the end of the fiscal year on June 30, corporate financial statements and trial balances and cash flow statements of each Guarantor, if any;

     (m) Further Assurances. From time to time, upon request by the Bank, execute and deliver to the Bank any instrument, document, assignment or other writing which may be necessary or advisable in the Bank's opinion to carry out the terms of the Agreement and to perfect the Bank's security interest in and facilitate the collection of any Collateral securing the Credit Facility;

     (n) Insurance. Maintain liability and property casualty insurance with financially sound and reputable insurance companies at least in such amounts and against liability, casualty and other risks as are usually insured against by persons engaged in similar businesses. Each policy shall name the Bank as loss payee or additional insured, as appropriate, and provide that such policy will not be canceled without thirty (30) days prior written notice to the Bank;

     (o) Existence. With respect to Borrowers that are corporations, maintain its existence as a corporation duly incorporated and in good standing under the law of the jurisdiction under which it is incorporated and continue to be duly licensed or qualified as a foreign corporation in all jurisdictions wherein the character of the property owned or leased by it or the nature of the business transacted by it makes licensing or qualification necessary by a foreign corporation (except where the failure to be so licensed or qualified will not have a material adverse effect on its business or create rights or claims of each such state which would compromise Bank's security interests in,
          and/or the value of, the Collateral).   For any entity
          now or hereafter comprising Borrower which is a limited liability company to have filed all such articles and to take all such subsequent steps to pay such fees, costs, taxes or charges required by each jurisdiction having authority over that entity and/or the property owned by that entity so that each such limited liability company is qualified and authorized to conduct and do business in each such jurisdiction (except where the failure to be so licensed or qualified will not have a material adverse effect on its business or create rights or claims of each such state which would compromise Bank's security interests and/or the value of the Collateral). For any member of Borrower or any subsequent Guarantor which is a limited partnership, that entity shall maintain its existence in good standing and conformity to the laws of the state of its organization and possess all rights to conduct business in accordance with the laws thereunder, including without limitation satisfy the obligations of any corporate general partner to maintain its existence and good standing under the laws of the state of its organization and to be qualified to do business in the State in which the limited partnership has registered (except where the failure to be so licensed or qualified will not have a material adverse effect on its business or create rights or claims of each such state which would compromise Bank's security interests and/or the value of the Collateral);

     (p) Inspection. Make available to the Bank's officers or representatives, at any reasonable time, the books and records of the Borrower, including, but not limited to, the accounts receivable files, inventory records, general ledger, and correspondence files. The Bank has the right to examine its Collateral at any reasonable time without prior notice;

     (q) Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations and orders of any court, governmental authority or arbitrator;

     (r) Taxes. Pay and discharge all taxes, assessments and governmental charges ("taxes") imposed upon the Borrower or its property or property used by Borrower in the conduct of its business prior to maturity or before the taxes become delinquent;

     (s) Opinion of Counsel. Borrower shall provide Bank an opinion of counsel in the form satisfactory to Bank's counsel providing opinions by Borrower's counsel as to the existence of each entity comprising Borrower where and when applicable, that the value received by each Guarantor and the binding effect of each Guaranty and each Pledge Agreement by a Guarantor, an opinion on usury, organization and good standing of the Borrower and each Guarantor as well as the authorization of Borrower and each Guarantor to conduct business in the State of Texas, and evidence that all requisite corporate action, authority of the executing officer and no third-party consents are required, together with such other opinions as might be appropriate under the circumstances to accomplish the Loan and evidence Borrower's and, when applicable, each Guarantor's ability to enter into, execute and perform under the terms of the Loan Documents.

     (t) Advice of Principal Place of Business. Each entity comprising Borrower agrees to immediately notify Bank of any change of address relative to the principal place of business of Borrower. Each entity comprising Borrower further agrees to notify Bank of any material change of information set forth in the attached Exhibit "D" and to cooperate with Bank, execute and deliver such additional financing statements, documents, certificates or other instruments as may be reasonably required to allow Bank to maintain, continue and/or perfect its security interest now or hereafter granted or to be granted in connection with providing Collateral for the Notes. In the event a Guarantor delivers a Pledge and Security Agreement to secure the obligations of that Guarantor to Bank, that Guarantor shall give a written declaration to Bank of the location of its principal place of business and all locations at which the assets pledged to secure the Guaranty are located in the ordinary course of business.

8. Negative Covenants. Until (i) the Revolving Line of Credit Note, the Term Note and the Acquisition Note (if any) and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder, Borrower will not, without the prior written consent of Bank:

     (a)  Debt.     Directly or contingently create, incur,
          assume or suffer to exist any debt for borrowed money, whether by way of loan, guaranty or the issuance or sale of bonds, debentures, notes or securities, including deferred debt for the purchase price, except
          (i) the Loan described herein, (ii) current accounts payable and other current obligations (other than for borrowed money) arising out of transactions in the ordinary course of business, (iii) loans by any one of the eight entities comprising the Borrower to any one or more of the other entities comprising the Borrower, and (iv) debt set forth on Borrower's March 31, 2001 financial statements;

     (b) Mergers; Dispositions. Form any new subsidiary or merge or invest in or consolidate with any corporation or other entity, or sell, lease, assign, transfer, or otherwise dispose of (whether in one transaction or as a series of related transactions) all or substantially all of its assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise, all or substantially all of the assets of any corporation or other entity where the total consideration is in excess of Five Hundred Thousand Dollars ($500,000.00). It is understood that Borrower may effect a consolidation of business and/or transfer of assets for infusion services to patients between Dougherty's and PIS. Borrower shall give Bank written notice of any such event, and if necessary, execute and deliver any such additional documentation as may be reasonably required to continue the perfection and existence of all security interests granted by the Borrower as at the date of the establishment of this Credit Facility;

     (c) Change in Form of Business. Borrower shall not, directly or indirectly, engage in any business significantly and materially different from those in which it currently engages in or contemplates engaging in, or substantially altering its current method of doing business;

     (d)  Restricted Payments.     During any single fiscal
          year, pay any cash dividend or make any other payment or distribution (in cash, property, or obligations) other than a stock dividend on account of its respective capital stock, or redeem, purchase or retire, or otherwise acquire any of its capital stock, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock, or grant or issue any capital stock, except that any subsidiary of Park shall be permitted to pay, directly or indirectly, cash dividends to Park;

     (e) Liens. Create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, encumbrance, lien or security interest of any kind, upon any of its property now owned or hereafter acquired, except (i) liens, mortgages, encumbrances or security interests to secure payment of the borrowings authorized hereunder;
          (ii) pledges or deposits to secure obligations under workmen's compensation laws or of similar laws; (iii) deposits to secure public or statutory obligations;
          (iv) statutory mechanics', carriers', workmen's, repairmen's liens or other like items in the ordinary course of business with respect to obligations which are not overdue or are being contested in good faith; and (v) existing liens not contemplated under this Agreement as reflected by the financial statements submitted to the Bank dated as of March 31, 2001;

     (f)  Affiliated Transactions. Enter into any
          transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or a division or future subsidiary of

          Park, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's (or such division's or future Parks subsidiary's) business and upon fair and reasonable terms no less favorable to the Borrower (or such division or future subsidiary of Park) than would be obtained in a comparable arms-length transaction with a person not an affiliate of the Borrower (or such division or subsidiary of Park);

     (g) Disposition of Assets. Sell, lease, assign, transfer, or otherwise dispose of any of its assets;

     (h) Capital Expenditures. Permit its aggregate capital expenditures to exceed $500,000.00 during any fiscal year;

     (i)  Change in Management.    Permit a change in the
          senior management of Borrower's business operations whereby at the end of that change at least one of Thomas R. Baker, James W. Moncrief or Joe B. Park is not holding a senior executive office of the Borrower. In the event of the retirement, legal incapacity of death of these three (3) named senior officers, Borrower shall be able to obtain Bank's approval of another individual with qualified management experience to have included in this roster of approval senior management of the Borrower;

     (j) Financial covenants. Borrower shall not allow the total indebtedness due from Borrower to Bank under this Credit Facility:

          (i)  to exceed the Borrowing Base; or

          (ii) to exceed an amount equal to the total senior funded debt to adjusted EBITDA on a consolidated basis for the prior trailing twelve (12) months as reported and measured quarterly beginning with the quarter ending June 30, 2001 and continuing in a like manner at the end of each fiscal quarter thereafter times 3.0; or

         (iii) to result in a consolidated debt service coverage for the Loan less than 1.3 to 1.0 calculated on the basis of adjusted EBITDA on a twelve (12) month trailing basis less cash taxes paid divided by all principal due and payable within the next twelve (12) months and interest payments actually paid during the prior twelve
               (12) months.   This standard shall be calculated
               and reported by Borrower on a monthly basis; or

          (iv) to result in a current ratio on a consolidated basis of less than 1.50 to 1.0. This ratio shall be calculated quarterly; or

          (v) to result in a ratio of total funded senior debt to margin collateral of 1.25 to 1.0 on a trailing twelve (12) months' basis adjusted quarterly beginning with the quarter ending June 30, 2001 and continuing in a like manner at the end of each fiscal quarter thereafter. "Margin collateral" shall include Eligible Accounts Receivable, Eligible Inventory and Eligible Equipment.

9. Events of Default. In confirmation and/or in addition to the express terms of the Loan Documents, each of the following shall constitute an "Event of Default" under this Loan Agreement:

     (a) The failure of Borrower to pay on or before the date due any installment of principal and/or interest on any one of the Notes or any other indebtedness or obligations owing to Bank by Borrower from time to time, and the continuation of such failure for a period of ten (10) days after written notice thereof by Bank to Borrower.

     (b) The failure of Borrower or any Obligated Party (as defined below) to timely and properly observe, keep or perform any non-monetary covenant, agreement, warranty or condition required herein or in any of the other Loan Documents (other than covenants in respect to the delivery of Additional Collateral, as and when required by any one of the Pledge Agreements, which covenants shall be governed by the terms of that Pledge Agreement), and the continuation of such failure for a period of thirty (30) days after written notice thereof by Bank to Borrower and, if applicable, an Obligated Party.

     (c) The occurrence of an event of default under any of the other Loan Documents or under any other agreement now existing or hereafter arising between Bank and Borrower and or any other Obligated Party and such default shall continue for a period of ten (10) days in respect of a monetary default and thirty (30) days in respect of a non-monetary default after written notice thereof from Bank to Borrower and failure of the Borrower to cure same within the time period provided.

     (d) Any representation contained herein or in any of the other Loan Documents made by Borrower or any Obligated Party is false or misleading in any material respect as of the date made.

     (e) If Borrower or any Obligated Party: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "Applicable Bankruptcy Law") or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of thirty (30) days any attachment, sequestration or similar writ levied upon any property of such party; or
          (vi) fails to pay within thirty (30) days any final money judgment against such party.

     (f) Borrower shall be required to demonstrate that either Thomas R. Baker or James W. Moncrief maintain an executive level office with Joe B. Park. In the event of death, legal disability or resignation of either Thomas R. Baker or James W. Moncrief, Borrower shall give written advice of such event to the Bank and demonstrate that either Thomas R. Baker or James W. Moncrief remain in office as an executive officer of each Borrower. It is the intent of Borrower and Bank that Borrower is always possessed of qualified senior executive management and that Borrower can evidence that its management will not be disrupted by the absence of both Thomas R. Baker and/or James W. Moncrief. The Bank shall determine the continuity of management of the Borrower in the Bank's sole and absolute discretion.

     g. If Borrower defaults in any covenant or obligation in the Pledge Agreement to deliver to Bank Additional Collateral for the Loan and such failure continues for a period of ten (10) days after notice thereof from Bank to Borrower.

     h. The default by or of Borrower under any one or more of the Notes now or hereafter outstanding or any of the Loan Documents related thereto shall also constitute an event of default under all of the other
          Notes not otherwise then in default.

     Nothing contained in this Loan Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative. The term "Obligated Party", as used herein, shall mean any party other than Borrower who secures, guarantees, in whole or in part, and/or is otherwise obligated to pay all or any portion of the indebtedness evidenced by the Notes.

10. Remedies. Upon the occurrence of any one or more of the foregoing Events of Default,

     (a) the entire unpaid balance of principal of each of the three Notes, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Bank by Borrower at such time shall, at the option of Bank, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Borrower, and (b) Bank may, at its option, make further advances under the Revolving Line of Credit Note; provided, however concurrently and automatically with the occurrence of an Event of Default under subparagraph (e) in the immediately preceding paragraph (i) further advances requested by Borrower under the Revolving Line of Credit Note shall cease, and (ii) the Revolving Line of Credit Note, the Term Note, any Acquisition Note and all other indebtedness owing to Bank by Borrower at such time shall, without any action by Bank, become due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Borrower. All rights and remedies of Bank set forth in this Loan Agreement and in any of the other Loan Documents may also be exercised by Bank, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default.

11. Rights Cumulative. All rights of Bank under the terms of this Loan Agreement shall be cumulative of, and in addition to, the rights of Bank under any and all other agreements between Borrower and Bank (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Bank under the terms of any other agreement.

12.  Waiver and Agreement.    Neither the failure nor any delay
on the part of Bank to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Bank, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced. or by an authorized party acting as attorney-in-fact or agent as provided herein.

13. Benefits. This Loan Agreement shall be binding upon and inure to the benefit of Bank, Borrower, and any Obligated Party, and their respective successors and assigns, provided, however, that Borrower and any Obligated Party may not, without the prior written consent of Bank, assign any rights, powers, duties or obligations under this Loan Agreement or any of the other Loan Documents.

14. Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery,
(ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

15.  Construction.  This Loan Agreement and the other Loan
Documents have been executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable by the parties hereto in Dallas County, Texas.

16. Invalid Provisions. If any provision of this Loan Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Loan Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

17.  Expenses. Borrower shall pay all costs and expenses
(including, without limitation, reasonable attorneys' fees) in connection with (i) any action required in the course of administration of the indebtedness and obligations evidenced by the Loan Documents, and (ii) any action in the enforcement of Bank's rights upon the occurrence of Event of Default.

18.  Participation of the Loan.    Borrower acknowledges that
Bank may, at its option, sell interests in the Loans and its rights under this Loan Agreement to a financial institution or institutions and, in connection with each such sale Borrower consents to all such acts, as Bank may require, which may include, the disclosure to each prospective or actual purchaser of any financial and other information available to Bank concerning Borrower.

19.  Entire Agreement.   This Loan Agreement (together with the
other Loan Documents) contains the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.

20.  Conflicts.     In the event any term or provision hereof is
inconsistent with or conflicts with any provision of the other
Loan Documents, the terms and provisions contained in this Loan
Agreement shall be controlling.

21. Counterparts. This Loan Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

22. Jury Trial Waiver. Each of the Notes and each of the Loan Documents, and any amendment, modification or extension agreement thereto, shall contain provisions expressly waiving Borrower's and any other Obligated Party's right to a trial by jury in a form satisfactory to Bank.

23.  Origination and Commitment Fees.   There shall be no loan
origination fee for the creation of the Credit Facility. Borrower does agree to pay Bank on a monthly basis a commitment fee on the daily unused portion of the Maximum LOC Commitment Amount (reduced by the amount of each Acquisition Note), from and including June 8, 2001 to and including the Maturity Date (as defined in the LOC Note) at the rate of one quarter of one percent (.25%) per annum based on a 360 day year and the actual number of days elapsed, payable on the 30th day of each month, commencing June 30, 2001, and ending on the Maturity Date. Borrower shall also pay an advancement fee for any Acquisition Note equal to three-quarter of one percent (.75%) of each amount requested by Borrower to be advanced in accordance with the provisions above. That advancement fee shall be payable in cash on the date of funding of each Acquisition Note and shall be paid by Borrower from its own resources.

24.  Use of Proceeds to Refinance Existing Obligations.
Borrower confirms that upon closing of this Loan, all existing obligations of the Borrower to Bank under the terms of the August 10, 2000 Credit Facility shall be paid in full and that facility shall be terminated and of no further force and effect. Borrower confirms that any and all of their respective obligations under the Loan Documents executed in connection with the previous August 10, 2000 Credit Facility shall, in accordance with the express terms and provisions therein, continue beyond the termination date of that facility. Borrower acknowledges that certain proceeds of this Loan Agreement will retire the existing obligations of the borrower under the August 10, 2000 Credit Facility and terminate all rights of Borrower to request any advances under those facilities for any reason whatsoever. If requested by Bank, Borrower shall execute UCC-3s permitting the transfer of security interests and liens held in favor of the Bank as part of the security for the Loan. Borrower declares and acknowledges that it has no, and waives any and all, claims, defenses, rights and/or causes of action which Borrower may have in respect of the March 6, 2000 Credit Facility and/or the August 10, 2000 Credit Facility heretofore entered into by and between Borrower, as the Borrower therein, and Bank, as the lender therein.

     If the foregoing correctly sets forth our mutual agreement, please so acknowledge by signing and returning this Loan
Agreement to the undersigned.

                              BANK OF TEXAS, N.A.
                              By:  /s/ Frank A. Sewell, IV
                                 ------------------------
                                 Frank A. Sewell, IV
                                 Assistant Vice President


READ, AGREED AND APPROVED:

PARK PHARMACY CORPORATION,       RX-PRO.COM, INC.,
a Colorado corporation           a Texas corporation


By:  /s/ Thomas R. Baker            By: /s/ James W. Moncrief
    ---------------------------     ----------------------------
    Thomas R. Barker, President     James W. Moncrief, President
Date:    6-8-01                     Date:  6-8-01
     ------------------------        ---------------------------

DOUGHERTY'S PHARMACY, INC.,       TOTAL PHARMACY SUPPLY, INC.
a Texas corporation               a Texas corporation


By: /s/ Thomas R. Baker           By:  /s/ Thomas R. Baker
   ----------------------------       -------------------------
     Thomas R. Baker, President      Thomas R. Baker, President
Date:    6-8-01                   Date:  6-8-01
     ---------------------------      -------------------------


PARK INFUSION SERVICES, LP,       RAVENS  PHARMACY, INC.,
a Texas limited partnership       a Texas corporation

By: Park Operating GP, LLC,
    a Texas limited liability     By: /s/ Thomas R. Baker
     company                         --------------------------
By: /s/ Thomas R. Baker              Thomas R. Baker, President
   -----------------------------
    Thomas R. Baker, President


MJN ENTERPRISES, INC.,            PARK-MEDICINE MAN, LP,
a Texas corporation               a Texas limited partnership

                                  By: Park-Medicine Man GP, LLC
By: /s/ Thomas R. Baker               a Texas limited liability
   -----------------------------       company,
    Thomas R. Baker, President        the general partner

                                  By:  /s/ Thomas R. Baker
                                     --------------------------
                                        Thomas R. Baker,
                                        its sole manager

                           EXHIBIT "A"

                     COMPLIANCE CERTIFICATE
                     ----------------------

This Compliance Certificate is effective for the quarter ending ("Current Period"), and is prepared pursuant to the Loan Agreement between Park Pharmacy Corporation , Dougherty's Pharmacy, Inc. and RX-Pro.Com, Inc., Ravens Pharmacy, Inc., Total Pharmacy Supply, Inc., Park Infusion Services, LP, MJN Enterprises, Inc., and Park-Medicine Man, LP (collectively herein the "Borrower") and BANK OF TEXAS, N.A. ("Bank") dated June 8, 2001. Capitalized terms used herein but not otherwise defined herein shall have the meanings specified by the Loan Agreement.

1. Covenants; Default. Each entity comprising Borrower hereby jointly and severally certifies to Bank, effective as of the date of execution of this Compliance Certificate, as follows:

     1.1 Covenants. All covenants of Borrower set forth in the Loan Agreement that are required to be performed as of the date hereof have been performed and maintained in all material respects, and such covenants continue to be performed and maintained as of the execution date of this certificate, except as follows:

     1.2 Event of Default. There exists no Event of Default except as follows:

2. Covenants. Borrower hereby certifies to Bank, effective as of the Current Period stated above, that the following amounts and calculations made pursuant to the Loan Agreement on a consolidated or, as shown, on an individual, basis are true and correct:

     2.1  Minimum Current Ratio.   As of the end of the current
     month end, the Borrower's minimum current ratio on a consolidated basis (current assets divided by current liabilities) is _____ (not less than 1.5 to 1.0).

     2.2  Debt Service Coverage.   The Consolidated Debt Service
     Coverage for the Loan is ____, calculated on the basis of adjusted EBITDA on a trailing twelve (12) month basis less cash taxes paid divided by all principal due and payable within the next twelve (12) months and interest payments actually paid during the prior twelve (12) months (to be at least 1.3 to 1.0).

     2.3 Limit on Senior Funded Debt. The total Senior Funded Debt to adjusted EBITDA on a consolidated basis is ____ times the prior trailing twelve (12) months EBITDA, as reported and measured quarterly (not to exceed 3.0).

     2.4  Senior Debt to Margin Collateral Limits.     The ratio
     of total funded Senior Debt to Margin Collateral is _____ to 1 for the immediately prior trailing twelve (12) months adjusted quarterly (the ratio shall not be greater than 1.25 to 1.0). Margin Collateral shall include Eligible Accounts Receivable, Eligible Inventory and Eligible Equipment.

     EXECUTED as of the date first referenced above.

BORROWER:

PARK PHARMACY CORPORATION,         DOUGHERTY'S PHARMACY, INC.,
a Colorado corporation             a Texas corporation


By:                                By:
   --------------------------         -------------------------
Name:                              Name:
     ------------------------           -----------------------
Title:                             Title:
      -----------------------            ----------------------


RX-PRO.COM, INC.,                  TOTAL PHARMACY SUPPLY, INC.,
a Texas corporation                a Texas corporation


By:                                By:
   --------------------------         -------------------------
Name:                              Name:
     ------------------------           -----------------------
Title:                             Title:
     ------------------------           -----------------------
PARK INFUSION SERVICES, LP,        RAVENS PHARMACY, INC.
a Texas limited partnership        a Texas corporation

     By: Park Operating GP, LLC,
       a Texas limited liability   By:
        company                       -------------------------
                                   Name:
                                        -----------------------
          By:                      Title:
             --------------------        -----------------------
          Name: Thomas R. Baker,   Name: Thomas R. Baker,
                 President                 President

MJN ENTERPRISES, INC.,           PARK-MEDICINE MAN, LP,
a Texas corporation              a Texas limited partnership

                                 By: Park-Medicine Man GP, LLC
By:                                   a Texas limited liability
   -------------------------           company,
  Thomas R. Baker, President            the general partner

                                 By:
                                    ---------------------------
                                       Thomas R. Baker,
                                       its sole manager


                           SCHEDULE 1
                               to
                           Exhibit "A"

      PARK PHARMACY CORPORATION, DOUGHERTY'S PHARMACY, INC.
            RX-PRO.COM, INC., RAVENS PHARMACY, INC.,
     TOTAL PHARMACY SUPPLY, INC, PARK INFUSION SERVICES, LP,
         MJN ENTERPRISES, INC. and PARK-MEDICINE MAN, LP
                         AS THE BORROWER

EBITDA FOR PERIOD ENDING _________________

1)   Prior twelve (12) months' proforma EBITDA on a consolidated
basis is       __________

2)   Plus quarter ending ______ EBITDA            ___________

3)   Less now fifth quarter EBITDA to be deducted ___________

4)   New twelve month trailing EBITDA on a
     consolidated basis                           ___________

5)   Indebtedness outstanding revolving line
     of credit facility                           ___________

     (a)  Revolving Line of
          Credit Note              ___________

     (b)  Term Note                ___________

     (c)  Acquisition Line
          of Credit                ___________

     (d)  Refinanced Acquisition
           Line of Credit
           Advancement Amount      ___________

6)   Total Indebtedness Owed by Borrower to Bank  ____________
     (the total of items 5(a)-(d))

7)   Line 6 less 3.0 times line 4

The undersigned hereby certifies that the Total Indebtedness due by Borrower to Bank if less than two and one-half (2-1/2) times the adjusted EBITDA of all entities comprising Borrower.

The undersigned hereby certifies that the Total Indebtedness due by Borrower to Bank if less than two and one-half (2-1/2) times the adjusted EBITDA of all entities comprising Borrower.


PARK PHARMACY CORPORATION,         DOUGHERTY'S PHARMACY, INC.,
a Colorado corporation             a Texas corporation


By:                                By:
   --------------------------         -------------------------
Name:                              Name:
     ------------------------           -----------------------
Title:                             Title:
      -----------------------            ----------------------


RX-PRO.COM, INC.,                  TOTAL PHARMACY SUPPLY, INC.,
a Texas corporation                a Texas corporation


By:                                By:
   --------------------------         -------------------------
Name:                              Name:
     ------------------------           -----------------------
Title:                             Title:
     ------------------------           -----------------------
PARK INFUSION SERVICES, LP,        RAVENS PHARMACY, INC.
a Texas limited partnership        a Texas corporation

     By: Park Operating GP, LLC,
       a Texas limited liability   By:
        company                       -------------------------
                                   Name:
                                        -----------------------
          By:                      Title:
             --------------------        -----------------------
          Name: Thomas R. Baker,   Name: Thomas R. Baker,
                 President                 President


MJN ENTERPRISES, INC.,             PARK-MEDICINE MAN, LP,
a Texas corporation                a Texas limited partnership

                                   By: Park-Medicine Man GP, LLC
By:                                     a Texas limited
   -------------------------             liability company,
  Thomas R. Baker, President              the general partner

                                   By:
                                      --------------------------
                                         Thomas R. Baker,
                                         its sole manager

                           EXHIBIT "B"

     Approved form of written guaranty agreement to be completed for signature by a future subsidiary of Park under conditions specified in the Loan Agreement.

                           EXHIBIT "C"

     Approved form of Pledge and Security Agreement to be completed under conditions set forth in the Loan Agreement.

                           EXHIBIT "D"



1.   Location of Debtor's principal place of business.

  Name of Entity                 Address
  --------------                 -------
  Park Pharmacy Corporation      10711 Preston Road, Suite 250
                                 Dallas, Texas 75230

  Dougherty's Pharmacy, Inc.     10711 Preston Road, Suite 250
                                 Dallas, Texas 75230

  RX-Pro.Com, Inc.               10711 Preston Road, Suite 250
                                 Dallas, Texas 75230

  Ravens Pharmacy, Inc.          10711 Preston Road, Suite 250
                                 Dallas, Texas 75230

  Total Pharmacy Supply, Inc.    10711 Preston Road, Suite 250
                                 Dallas, Texas 75230

  Park Infusion Services, LP     10711 Preston Road, Suite 250
                                 Dallas, Texas 75230

  MJN Enterprises, Inc.          10711 Preston Road, Suite 250
                                 Dallas, Texas 75230

  Park-Medicine Man, LP          10711 Preston Road, Suite 250
                                 Dallas, Texas 75230

2.  Location where Collateral is maintained.

  Name of Entity                 Address
  --------------                 -------
  Park Pharmacy Corporation      10711 Preston Road, Suite 250
                                 Dallas, Texas 75230

  Dougherty's Pharmacy, Inc.     515 Preston Royal Village
                                 Dallas, Texas 75230

  RX-Pro.Com, Inc.               10711 Preston Road, Suite 210
                                 Dallas, Texas 75230

  Ravens Pharmacy, Inc.          500 West Jefferson
                                 Dallas, Texas 75208

  Total Pharmacy Supply, Inc.    2016 E. Randol Mill Road, Suite
                                 403
                                 Arlington, Texas 76011

  Park Infusion Services, LP     4319 Medical Drive, Suite 250
                                 San Antonio, Texas 78229

  MJN Enterprises, Inc.          1221 Corporate Drive East
                                 Arlington, Texas 76006

  Park-Medicine Man, LP          1212 South Gordon
                                 Alvin, Texas 77511-3445

                                 131 East Hospital Drive
                                 Angleton, Texas 77515-4111

                                 2415 Main
                                 Dickinson, Texas 77539-6624

                                 13250 Highway 6
                                 Santa Fe, Texas 77510-7682